UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 24, 2003

                    NEXT GENERATION TECHNOLOGY HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                            000-24941                   06-1255882
(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


                         33 City Centre Drive, Suite 364
                          Mississauga, Ontario L5B 2N5
          (Address of principal executive offices, including zip code)

                                 (905) 306-9671
              (Registrant's telephone number, including area code)





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ITEM 3.           BANKRUPTCY OR RECEIVERSHIP.

              On July 24, 2003, Next Generation Technology Holdings, Inc. (the "Company") filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") (Case No. 03-14711). The Company will continue to manage its properties and operate its business as a "debtor in possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

              On August 8, 2003, the Company issued the press release filed herewith as Exhibit 99.1, relating to the foregoing.

ITEM 5.         OTHER EVENTS

           Pursuant to a Secured Promissory Note dated May 5th, 2003 and a Stock Pledge Agreement of the same date, entered into as between the Company and Mr. Donald C. Schmitt, the Company's former Chairman, it received a notice from Mr. Schmitt on July 22nd, 2003, declaring that the outstanding principle of the Note in the amount of $100,000 and all accrued interest be immediately due and payable by virtue of the fact that the Company is insolvent, an event of default under the agreement. As such, Mr. Schmitt exercised his right to receive all of the shares of the Company's wholly owned subsidiary, namely HealthyConnect, Inc. which were pledged as security of the Note, thereby becoming the sole shareholder of HealthyConnect, Inc.

           On July 22nd, 2003, Mr. Donald C. Schmitt, tendered his resignation as Chairman of the Board of Directors and Chief Financial Officer. Mr. Carl Pahapill was elected as the new Chairman of the Board of Directors of the Company.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (c)      Exhibits

                  Exhibit 99.1 - Press Release dated August 8, 2003


                                   SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: August 11, 2003

                                          NEXT GENERATION TECHNOLOGY
                                          HOLDINGS, INC.

                                          By: /S/ MARC E. SMITH
                                             -----------------------------------
                                          Name: Marc E. Smith
                                          Title:  Executive Vice President




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